UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 17, 2005

US Airways Group, Inc.
(Commission file number: 1-8444)

(Exact Name of Registrant as specified in its charter)

Delaware                              US Airways Group, Inc.  54-1194634
(State of Incorporation          (I.R.S. Employer Identification No.)
of the Registrant)

111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)
(480) 693-0800
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities

At a closing on October 17, 2005, US Airways Group, Inc. ("US Airways Group") issued shares of its common stock to each of Par Investment Partners, L.P. ("Par"), Peninsula Investment Partners, L.P. ("Peninsula"), a group of investors under the management of Wellington Management Company, LLP (collectively, "Wellington"), and Tudor Proprietary Trading, L.L.C. and a group of investors for which Tudor Investment Corp. acts as investment adviser (collectively, "Tudor", and together with Par, Peninsula and Wellington, the "Equity Investors") in connection with the exercise by the Equity Investors of the second tranche of their options to purchase additional shares of US Airways Group common stock at $15.00 per share. The options were granted to the Equity Investors in connection with their agreement to increase the amount of total new equity that US Airways Group could raise under the terms of the investment agreements, as amended, entered into between each of the Equity Investors, US Airways Group and America West Holdings Corporation. The options were granted in the following amounts:

* Par had the option to purchase up to 4,000,000 shares (which included the option to purchase 1,666,667 shares that Par purchased from Eastshore Aviation, LLC and the option to purchase 1,000,000 shares that Par purchased from ACE Aviation Holdings Inc.);

* Peninsula had the option to purchase up to 666,667 shares;

* Wellington had the option to purchase up to 2,000,000 shares in the aggregate; and

* Tudor had the option to purchase up to 866,667 shares in the aggregate.

As previously disclosed, each of the Equity Investors exercised the first two-thirds of its option on September 28, 2005, for a total of 5,022,222 shares and for aggregate proceeds to US Airways Group of approximately $75 million. The remaining one-third of the options was scheduled to expire on October 13, 2005, at which time each of the Equity Investors exercised the remaining portion of its option, for a total of 2,511,112 shares and aggregate proceeds to US Airways Group of approximately $38 million.

The issuance and sale of US Airways Group common stock to the Equity Investors was made pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" and similar terms used in connection with statements regarding the outlook of US Airways Group (the "Company"), expected fuel costs, the RASM environment, and expected financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the combined companies' plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties that could cause the Company's actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the companies to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group's Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the companies' reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the filings of US Airways Group and America West Holdings with the SEC, which are available at www.usairways.com and www.americawest.com, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             US Airways Group, Inc. (REGISTRANT)

Date: October 21, 2005                                     By:    /s/ James E. Walsh III
                                                               James E. Walsh III
                                                               Senior Vice President and General Counsel